EXHIBIT 21.1


                           Subsidiaries of the Company


Name                                             Ownership                                        Jurisdiction of Incorporation
----                                             ---------                                        -----------------------------
CLEC Communications Corporation                  wholly-owned                                     Delaware

Frontline Commerce Corporation                   wholly-owned                                     Delaware

WOWFactor, Inc.                                  wholly-owned                                     New Jersey